Exhibit 4.1

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE, dated as of March 30, 2006 among (i) CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a company incorporated under the laws of Delaware (the “Company”), (ii) CAREY AGRI INTERNATIONAL-POLAND SP. Z O.O. (“Carey Agri”), ONUFRY S.A., MULTI-EX S.A., ASTOR SP. Z O.O., POLSKIE HURTOWNIE ALKOHOLI SP. Z O.O., MTC SP. Z O.O., PRZEDSIEBIORSTWO DYSTRYBUCJI ALKOHOLI AGIS S.A., DAKO-GALANT PRZEDSIEBIORSTWO HANDLOWO PRODUKCYJNE SP. Z O.O., DAMIANEX S.A., PWW SP. Z O.O. AND MIRO SP. Z O.O., each a company organized under the laws of the Republic of Poland (the “Initial Guarantors”), (iii) BOTAPOL HOLDING B.V., a company organized under the laws of the Netherlands (“Botapol”) and BOLS SP. Z O.O., a company organized under the laws of the Republic of Poland (“Bols”), (iv) THE BANK OF NEW YORK (the “Trustee”), and (v) ING BANK N.V., London Branch (the “Note Security Agent”).

WHEREAS, reference is made to that certain Indenture, dated as of July 25, 2005 (the “Indenture”), among the Company, the Initial Guarantors, the Trustee and the Note Security Agent, with respect to the Company’s 8% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, in accordance with Section 9.1(a)(1) of the Indenture, the Company, the Initial Guarantors, the Trustee and the Note Security Agent may amend or supplement the Indenture without the consent of any Holder to cure any ambiguity, defect or inconsistency;

WHEREAS, the Company, the Initial Guarantors, the Additional Guarantors, Trustee and the Note Security Agent desire to amend and supplement the Indenture in accordance with Section 9.1(a) of the Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Initial Guarantors, the Additional Guarantors, the Trustee and the Note Security Agent mutually covenant and agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2. Amendments to the Indenture. The Indenture is hereby amended as follows:

(a) Section 1.1 Definitions; “Additional Guarantors,” “Note Security Documents.”

The definitions of “Additional Guarantors” and “Note Security Documents” in Section 1.1 of the Indenture are amended and restated in their entirety to read as follows:

“Additional Guarantor” means Botapol, Bols, and any Material Subsidiary and any Restricted Subsidiary that Guarantees the Notes pursuant to the provisions of Section 4.22 (“Additional Guarantors”) hereof.

“Note Security Documents” means the Initial Security Documents, the Share Pledges, the Additional Share Pledges and such other pledge or security agreements entered into from time to time to secure the Notes and the Guarantees, as replaced or supplemented by any security agreement covering the same assets permitted to be entered into by the Note Security Agent pursuant to the terms hereof.

(b) Section 4.22 Additional Guarantors:

Section 4.22(a) of the Indenture is amended and restated in its entirety to read as follows:

“The Company may from time to time designate a Restricted Subsidiary as an Additional Guarantor of the Notes by causing it to execute and deliver to the Trustee a supplemental indenture (and with such documentation relating thereto as the Trustee may reasonably require, including opinions of counsel as to the enforceability of the Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; provided, however, that any additional guarantee by such Restricted Subsidiary shall be issued on substantially the same terms as the Guarantees. In addition, on or prior to the tenth Business Day following the completion of the Bols Acquisition, the Company and Carey Agri will cause Botapol and Bols to jointly and severally Guarantee the Notes pursuant to a supplemental indenture reasonably satisfactory to the Trustee. At the time of execution of the supplemental indenture, the Company shall deliver Opinions of Counsel addressed to and reasonably satisfactory to the Trustee as to due authorization, execution of, and valid, binding and enforceable nature of each such Guarantee and certain other matters set out in this Indenture.

Section 3. No Personal Liability of Directors, Officers, Employees, Incorporators or Shareholders. No director, officer, employee, incorporator or shareholder of the Company or any Initial Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Second Supplemental Indenture, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation; and that any and all such personal liability has been waived upon the execution of the Indenture or is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture.

Section 4. Ratification and Effect. Except as hereby expressly amended and supplemented, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Upon and after the execution of this Second Supplemental Indenture, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.

Section 5. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6. Submission to Jurisdiction; Appointment of Agent for Service. To the fullest extent permitted by applicable law, each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Second

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Supplemental Indenture, the Notes or the Guarantees, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Guarantors, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints the Corporation Service Company (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company and the Guarantors hereby irrevocably authorize and direct their Authorized Agent to accept such service. The Company and the Guarantors further agree that service of process upon their Authorized Agent and written notice of such service to the Company and the Guarantors, as the case may be, as set forth above, shall be deemed in every respect effective service of process upon the Company or the Guarantors, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company and the Guarantors agree that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Company and the Guarantors hereby irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

The provisions of this Section 6 are intended to be effective upon the execution of this Second Supplemental Indenture without any further action by the Company, the Guarantors or the Trustee and the introduction of a true copy of this Second Supplemental Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 7. Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

Section 8. Headings, etc. The headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION,
as the Company

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President and Chief Executive Officer

CAREY AGRI INTERNATIONAL-POLAND SP. Z O.O., as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

ONUFRY S.A., as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Vice President

MULTI-EX S.A., as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Board Member

ASTOR SP. Z O.O., as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Vice President

Signature Page to Second Supplemental Indenture

POLSKIE HURTOWNIE ALKOHOLI SP. Z O.O.,
as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Board Member

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Board Member

MTC SP. Z O.O., as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Vice President

PRZEDSIEBIORSTWO DYSTRYBUCJI ALKOHOLI AGIS S.A., as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Vice President

DAKO-GALANT PRZEDSIEBIORSTWO HANDLOWO PRODUKCYJNE SP. Z O.O., as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Board Member

Signature Page to Second Supplemental Indenture

DAMIANEX S.A.,
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Vice President

PWW SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	President

MIRO SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Board Member

BOTOPOL HOLDING B.V. as a Guarantor

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Board director “B”

BOLS SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	President

Signature Page to Second Supplemental Indenture

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Charlotte Fricker
Name:	Charlotte Fricker
Title:	Assistant Vice President

ING BANK N.V., London Branch as Note Security Agent

By:	/s/ Martyn Bruins
Name:	Martyn Bruins
Title:	Managing Director

Signature Page to Second Supplemental Indenture